Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the registration statement (Form S-3 No. 333-81923) and related prospectus of Complete Wellness Centers, Inc. for the registration of 587,000 shares of its common stock and to the incorporation by reference therein of our report dated March 31, 1998, with respect to the consolidated financial statements of Complete Wellness Centers, Inc. included in its Annual Report (Form 10-KSB/A) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
Washington, DC
August 3, 1999

                                                         Exhibit 23.2



CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the registration statement (Form S-3 No. 333-81923) and related prospectus of Complete Wellness Centers, Inc. for the registration of 587,000 shares of its common stock and to the incorporation by reference therein of our report dated March 31, 1999, with respect to the consolidated financial statements of Complete Wellness Centers, Inc. included in its Annual Report for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


AMPER, POLITZINER & MATTIA P.A.
Edison, New Jersey



August 4, 1999